For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, January 31, 2025

Tompkins Financial Corporation Reports Increased Fourth Quarter Financial Results

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $1.37 for the fourth quarter of 2024, up 5.4% and 30.5% compared to the immediate prior quarter and the fourth quarter of 2023, respectively. Net income for the fourth quarter of 2024 was $19.7 million, up $1.0 million or 5.5% compared to the third quarter of 2024, and up $4.7 million, or 31.0%, when compared to the fourth quarter of 2023.

For the year ended December 31, 2024, diluted earnings per share of $4.97 were up 653.0% compared to the year ended December 31, 2023. Net income for 2024 was $70.9 million, an increase of $61.3 million compared to 2023. The 2023 results included an after-tax loss of $52.9 million or $3.69 loss per diluted share, related to the sale of $510.5 million of available-for-sale debt securities. Earnings performance for 2024 benefited from increased net interest income, growth in fee-based businesses and lower operating expenses.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report increased earnings for the year and fourth quarter of 2024. Our improved results were driven by growth in revenue and lower operating expense. Revenue growth was broad and supported by strong loan growth, deposit growth, and growth in our fee-based businesses. Our fourth quarter ended the year with 9.4% annualized loan growth, 14 basis points of net interest margin expansion and improving profitability metrics. We look forward to the new year as we believe we remain well positioned to continue to drive growth through quality customer relationships."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin for the fourth quarter of 2024 was 2.93%, improved from the immediate prior quarter of 2.79%, and 2.82% for the same period of 2023.

•Total average cost of funds of 1.88% for the fourth quarter of 2024 was down 13 basis points compared to the third quarter of 2024, as a result of funding mix and lower interest rates.
•Total fee-based services (insurance, wealth management, service charges on deposit accounts and cards) revenues for the fourth quarter of 2024 were up $1.3 million or 7.7% compared to the fourth quarter of 2023.
•Total noninterest expenses for the fourth quarter of 2024 were in line with the third quarter of 2024, and down $1.3 million or 2.6% compared to the fourth quarter of 2023.
•Total loans at December 31, 2024 were up $138.7 million, or 2.4% compared to September 30, 2024 (9.4% on an annualized basis), and up $414.0 million, or 7.4%, from December 31, 2023.
•Total deposits at December 31, 2024 were $6.5 billion, down $106.1 million, or 1.6%, from September 30, 2024, and up $72.0 million, or 1.1%, from December 31, 2023.
•Loan to deposit ratio at December 31, 2024 was 93.0%, compared to 89.4% at September 30, 2024, and 87.6% at December 31, 2023.
•Regulatory Tier 1 capital to average assets was 9.27% at December 31, 2024, up compared to 9.19% at September 30, 2024, and 9.08% at December 31, 2023.

NET INTEREST INCOME
Net interest income was $56.3 million for the fourth quarter of 2024, up $3.1 million or 5.8% compared to the third quarter of 2024, and up $3.9 million or 7.5% compared to the fourth quarter of 2023. The increase in net interest income compared to the third quarter of 2024 was due to improvement in net interest margin, which is explained further below, and an increase in average loan balances. The increase when compared to the fourth quarter of 2023 was due to increases in both average loan balances and average loan yields, and was partially offset by higher average funding costs.

For the year ended December 31, 2024, net interest income was $211.1 million, an increase of $1.6 million or 0.8% when compared to the year ended December 31, 2023. The increase reflects growth in average loan balances and higher yields on average earning assets, partially offset by higher average cost of funds.

Net interest margin was 2.93% for the fourth quarter of 2024, up 14 basis points when compared to the immediate prior quarter, and up 11 basis points from 2.82% for the fourth quarter of 2023. The increase in net interest margin, when compared to the most recent prior quarter, was mainly due to lower funding costs resulting from growth in average deposits and lower market rates. The increase in net interest margin when compared to the same period prior year was mainly a result of higher yields on average interest earning assets and higher average loan balances, and was partially offset by higher average funding costs.

Average loans for the quarter ended December 31, 2024 were up $100.9 million, or 1.7%, from the third quarter of 2024, and were up $445.1 million, or 8.1%, compared to the prior year period. The increase in average loans over both prior periods was mainly in the commercial real estate and commercial and industrial portfolios. The average yield on interest-earning assets for the quarter ended December 31, 2024 was 4.67%, a slight increase from 4.66% for the quarter ended September 30, 2024, and up from 4.34% for the quarter ended December 31, 2023.

Average total deposits of $6.6 billion for the fourth quarter of 2024 were up $217.3 million, or 3.4%, compared to the third quarter of 2024, and up $91.9 million or 1.4% compared to the same period in 2023. The cost of interest-bearing deposits of 2.31% for the fourth quarter of 2024 was down 4 basis points from 2.35% for the third quarter of 2024, and up 27 basis points from 2.04% for the fourth quarter of 2023. The ratio of average noninterest bearing deposits to average total deposits for the fourth quarter of 2024 was 28.0% compared to 28.9% for the third quarter of 2024, and 29.6% for the fourth quarter of 2023. The average cost of interest-bearing liabilities for the fourth quarter of 2024 of 2.53% represents a decrease of 18 basis points over the third quarter of 2024, and an increase of 28 basis points over the same period in 2023.

NONINTEREST INCOME
Noninterest income of $20.8 million for the fourth quarter of 2024 was up $2.0 million or 10.5% compared to the same period in 2023. The increase in quarterly noninterest income when compared to the same period in 2023 was mainly due to increases in fee-based revenues, which includes insurance commissions and fees, up $698,000 or 9.0%; wealth management fees, up $456,000 or 10.3%; service charges on deposit accounts, up $81,000 or 4.6%; and card services income, up $60,000 or 2.1%. Other income was up $763,000 or 38.6% for the quarter ended December 31, 2024 compared to the same period in 2023, and included increases in gains on loan sales and derivative swap fee income.

Noninterest income of $88.1 million for the year ended December 31, 2024 was up $77.9 million or 760.5% compared to the year ended December 31, 2023. The increase in noninterest income compared to 2023 was mainly due to the $70.0 million pre-tax loss on the sale of available-for-sale debt securities in 2023 as discussed above. Also contributing to the increase for the year ended December 31, 2024 over the prior year were fee-based revenues, which includes insurance commissions and fees, up $1.7 million or 4.7%; wealth management fees, up $1.6 million or 9.1%; service charges on deposit accounts, up $375,000 or 5.4%; and card services income, up $569,000 or 5.0%. Other income was up $3.6 million for the year ended December 31, 2024 compared to 2023, and included increases in gains on loan sales, derivative swap fee income and earnings on bank-owned life insurance.

NONINTEREST EXPENSE
Noninterest expense was $50.0 million for the fourth quarter of 2024, down $1.3 million or 2.6% compared to the fourth quarter of 2023. Other operating expenses for the quarter were down $3.0 million or 20.4% from the same period prior year and included decreases in technology, down $1.1 million; marketing, down $665,000; other losses, down $364,000; and professional fees, down $242,000. Noninterest expense for the year ended December 31, 2024 was $199.6 million, a decrease of $3.7 million or 1.8% compared to the $203.3 million reported for 2023. The year-over-year decrease was mainly driven by lower other operating expenses, which were down $5.1 million or 9.1% and included decreases in technology, down $1.3 million; marketing, down $1.2 million; professional fees, down $1.0 million; retirement plan expense, down $709,000; and travel and meeting expense, down $667,000. Partially offsetting these decreases, FDIC insurance expense was up $1.4 million or 32.5% year-over-year.

INCOME TAX EXPENSE
The provision for income tax expense for the fourth quarter of 2024 was $6.0 million for an effective rate of 23.5%, compared to a provision for tax expense of $3.1 million and an effective rate of 17.2% for the same quarter in 2023. For the year ended December 31, 2024, the provision for income tax expense was $22.0 million and the effective tax rate was 23.7% compared to tax expense of $2.5 million and an effective tax rate of 20.6% for 2023. Increased tax expense for both the quarter and year-to-date periods in 2024 was mainly a result of lower income in 2023 associated with the loss on the sale of securities described above.

In 2024, the Company's average assets exceeded the $8.0 billion threshold for receiving certain New York State tax benefits associated with the Company’s real estate investment trust (“REIT”) subsidiaries. Therefore, the Company did not recognize any tax benefit in connection with the REITs in 2024. In the fourth quarter of 2024, the Company’s bank subsidiary approved the dissolution of the REITs.

ASSET QUALITY
The allowance for credit losses represented 0.94% of total loans and leases at December 31, 2024, unchanged compared to the most recent prior quarter, and up from 0.92% reported at December 31, 2023. The year over year increase in the allowance for credit losses coverage ratio includes changes for qualitative factors relating to loan growth and asset quality, model assumptions changes, and updates to economic forecasts for unemployment and GDP. The increase in allowance for credit losses was partially offset by lower off-balance sheet reserves due to model changes related to utilization rates and a decrease in loan pipeline. The ratio of the allowance to total nonperforming loans and leases was 111.06% at December 31, 2024, compared to 88.51% at September 30, 2024, and 82.84% at December 31, 2023. The increase in the ratio compared to the same prior year period was due to the decrease in nonperforming loans and leases discussed in more detail below.

Provision for credit losses for the fourth quarter of 2024 was $1.4 million compared to $1.8 million for the same period in 2023. Provision for credit losses for the year ended December 31, 2024 was $6.6 million compared to $4.3 million for the year ended December 31, 2023. The increase in provision expense for the full year compared to 2023 was mainly driven by loan growth, an increase in net charge-offs and model assumption updates. Net charge-offs for the three months and year ended December 31, 2024 were $857,000 and $2.5 million, respectively, compared to net charge-offs of $410,000 and net recoveries of $721,000 for the same periods in 2023.

Nonperforming assets represented 0.80% of total assets at December 31, 2024, unchanged from December 31, 2023 but up slightly compared to 0.78% at September 30, 2024. At December 31, 2024, nonperforming loans and leases totaled $50.9 million, compared to $62.6 million at September 30, 2024 and $62.3 million at December 31, 2023. The decrease in nonperforming loans and leases at December 31, 2024 compared to December 31, 2023 was due to one commercial real estate loan for $14.2 million being moved from nonperforming loans to other real estate owned. The increase in loans past due 30-89 days at December 31, 2024 compared to prior quarter end and December 31, 2023 was mainly due to the inclusion of a $17.4 million commercial real estate loan.

Special Mention and Substandard loans and leases totaled $111.1 million at December 31, 2024, compared to $126.0 million reported at September 30, 2024, and $123.1 million reported at December 31, 2023. The decrease was mainly due to the reclassification of one commercial real estate loan from nonperforming loans to other real estate owned as mentioned above.

CAPITAL POSITION
Capital ratios at December 31, 2024 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 13.07% at December 31, 2024, compared to 13.21% at September 30, 2024, and 13.36% at December 31, 2023. The decrease in the ratio is mainly a result of loan growth during the fourth quarter of 2024. The ratio of Tier 1 capital to average assets was 9.27% at December 31, 2024, compared to 9.19% at September 30, 2024, and 9.08% at December 31, 2023.

LIQUIDITY POSITION
The Company's liquidity position at December 31, 2024 was stable and consistent with the immediate prior quarter end. Liquidity is enhanced by ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Banks (FHLB) advances. The Company maintained ready access to liquidity of $1.3 billion, or 16.4% of total assets at December 31, 2024.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc. Tompkins Community Bank provides a full array of wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to nonperforming loans and future growth. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the

Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; increased supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including potential market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including the war in Israel and surrounding regions and the war in Ukraine), widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2024	12/31/2023
		(Audited)

Cash and noninterest bearing balances due from banks	$53,635	$67,212
Interest bearing balances due from banks	80,763	12,330
Cash and Cash Equivalents	134,398	79,542

Available-for-sale debt securities, at fair value (amortized cost of $1,367,123 at December 31, 2024 and $1,548,482 at December 31, 2023)	1,231,532	1,416,650
Held-to-maturity debt securities, at amortized cost (fair value of $267,295 at December 31, 2024 and $267,455 at December 31, 2023)	312,462	312,401
Equity securities, at fair value	768	787
Total loans and leases, net of unearned income and deferred costs and fees	6,019,922	5,605,935
Less: Allowance for credit losses	56,496	51,584
Net Loans and Leases	5,963,426	5,554,351

Federal Home Loan Bank and other stock	42,255	33,719
Bank premises and equipment, net	76,626	79,687
Corporate owned life insurance	76,448	67,884
Goodwill	92,602	92,602
Other intangible assets, net	2,203	2,327
Accrued interest and other assets	176,360	179,799
Total Assets	$8,109,080	$7,819,749
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,558,946	3,484,878
Time	1,068,375	998,013
Noninterest bearing	1,844,484	1,916,956
Total Deposits	6,471,805	6,399,847

Federal funds purchased and securities sold under agreements to repurchase	37,036	50,996
Other borrowings	790,247	602,100
Other liabilities	96,548	96,872
Total Liabilities	$7,395,636	$7,149,815
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,468,013 at December 31, 2024; and 14,441,830 at December 31, 2023	1,447	1,444
Additional paid-in capital	300,073	297,183
Retained earnings	537,157	501,510
Accumulated other comprehensive loss	(118,492)	(125,005)
Treasury stock, at cost – 131,497 shares at December 31, 2024, and 132,097 shares at December 31, 2023	(6,741)	(6,610)
Total Tompkins Financial Corporation Shareholders’ Equity	713,444	668,522
Noncontrolling interests	0	1,412
Total Equity	$713,444	$669,934
Total Liabilities and Equity	$8,109,080	$7,819,749

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Year Ended
	12/31/2024	09/30/2024	12/31/2023	12/31/2024	12/31/2023
INTEREST AND DIVIDEND INCOME
Loans	$78,911	$77,814	$69,035	$301,970	$260,434
Due from banks	235	168	227	741	674
Available-for-sale debt securities	8,760	9,037	9,717	36,779	29,677
Held-to-maturity debt securities	1,222	1,222	1,222	4,881	4,876
Federal Home Loan Bank and other stock	894	888	584	3,203	1,697
Total Interest and Dividend Income	90,022	$89,129	$80,785	$347,574	$297,358
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,698	4,158	3,949	16,914	11,421
Other deposits	22,856	22,553	19,526	87,069	59,387
Federal funds purchased and securities sold under agreements to repurchase	11	11	14	46	58
Other borrowings	6,176	9,214	4,937	32,443	16,978
Total Interest Expense	33,741	35,936	28,426	136,472	87,844
Net Interest Income	56,281	53,193	52,359	211,102	209,514
Less: Provision for credit loss expense	1,411	2,174	1,761	6,611	4,339
Net Interest Income After Provision for Credit Loss Expense	54,870	51,019	50,598	204,491	205,175
NONINTEREST INCOME
Insurance commissions and fees	8,471	11,283	7,773	39,100	37,351
Wealth management fees	4,878	4,925	4,422	19,589	17,951
Service charges on deposit accounts	1,854	1,872	1,773	7,288	6,913
Card services income	2,919	2,921	2,859	12,057	11,488
Other income	2,740	2,299	1,977	10,061	6,511
Net gain (loss) on securities transactions	(33)	85	46	32	(69,973)
Total Noninterest Income	20,829	23,385	18,850	88,127	10,241
NONINTEREST EXPENSE
Salaries and wages	25,870	25,664	23,710	101,150	97,370
Other employee benefits	7,429	6,276	6,626	26,661	27,333
Net occupancy expense of premises	2,873	3,065	3,544	12,634	13,278
Furniture and fixture expense	1,834	1,797	2,425	7,666	8,663
Amortization of intangible assets	90	86	84	332	334
Other operating expense	11,870	12,989	14,911	51,199	56,314
Total Noninterest Expenses	49,966	49,877	51,300	199,642	203,292
Income Before Income Tax Expense	25,733	24,527	18,148	92,976	12,124
Income Tax Expense	6,045	5,858	3,114	22,003	2,495
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	19,688	18,669	15,034	70,973	9,629
Less: Net Income Attributable to Noncontrolling Interests	30	31	31	123	124
Net Income Attributable to Tompkins Financial Corporation	$19,658	18,638	15,003	70,850	9,505
Basic Earnings Per Share	$1.38	$1.31	$1.06	$4.98	$0.66
Diluted Earnings Per Share	$1.37	$1.30	$1.05	$4.97	$0.66

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	December 31, 2024			September 30, 2024
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$19,065	$235	4.90%	$13,189	$168	5.07%
Securities[1]
U.S. Government securities	1,619,973	9,471	2.33%	1,664,611	9,740	2.33%
State and municipal[2]	86,481	557	2.56%	87,799	560	2.54%
Other securities	3,287	55	6.66%	3,282	60	7.27%
Total securities	1,709,741	10,083	2.35%	1,755,692	10,360	2.35%
FHLBNY and FRB stock	30,665	894	11.60%	38,534	888	9.17%
Total loans and leases, net of unearned income[2,3]	5,931,771	79,126	5.31%	5,830,899	78,040	5.32%
Total interest-earning assets	7,691,242	90,338	4.67%	7,638,314	89,456	4.66%
Other assets	282,490			276,610
Total assets	$7,973,732			$7,914,924
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,661,006	$17,223	1.87%	$3,509,116	$16,635	1.89%
Time deposits	1,076,300	10,331	3.82%	1,016,949	10,076	3.94%
Total interest-bearing deposits	4,737,306	27,554	2.31%	4,526,065	26,711	2.35%
Federal funds purchased & securities sold under agreements to repurchase	39,519	11	0.11%	42,449	11	0.10%
Other borrowings	534,219	6,176	4.60%	709,474	9,214	5.17%
Total interest-bearing liabilities	5,311,044	33,741	2.53%	5,277,988	35,936	2.71%
Noninterest bearing deposits	1,844,772			1,838,725
Accrued expenses and other liabilities	101,370			101,679
Total liabilities	7,257,186			7,218,392
Tompkins Financial Corporation Shareholders’ equity	715,299			695,057
Noncontrolling interest	1,247			1,475
Total equity	716,546			696,532

Total liabilities and equity	$7,973,732			$7,914,924
Interest rate spread			2.15%			1.95%
Net interest income (TE)/margin on earning assets		56,597	2.93%		53,520	2.79%

Tax Equivalent Adjustment		(316)			(327)
Net interest income		$56,281			$53,193

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	December 31, 2024			December 31, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$19,065	$235	4.90%	$14,351	$227	6.28%
Securities[1]
U.S. Government securities	1,619,973	9,471	2.33%	1,789,043	10,411	2.31%
State and municipal[2]	86,481	557	2.56%	90,070	574	2.53%
Other securities	3,287	55	6.66%	3,242	60	7.37%
Total securities	1,709,741	10,083	2.35%	1,882,355	11,045	2.33%
FHLBNY and FRB stock	30,665	894	11.60%	24,555	584	9.44%
Total loans and leases, net of unearned income[2,3]	5,931,771	79,126	5.31%	5,486,715	69,197	5.00%
Total interest-earning assets	7,691,242	90,338	4.67%	7,407,976	81,053	4.34%
Other assets	282,490			259,006
Total assets	$7,973,732			$7,666,982
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,661,006	$17,223	1.87%	$3,643,919	$14,915	1.62%
Time deposits	1,076,300	10,331	3.82%	925,790	8,560	3.67%
Total interest-bearing deposits	4,737,306	27,554	2.31%	4,569,709	23,475	2.04%
Federal funds purchased & securities sold under agreements to repurchase	39,519	11	0.11%	51,903	14	0.10%
Other borrowings	534,219	6,176	4.60%	398,932	4,937	4.91%
Total interest-bearing liabilities	5,311,044	33,741	2.53%	5,020,544	28,426	2.25%
Noninterest bearing deposits	1,844,772			1,920,510
Accrued expenses and other liabilities	101,370			103,648
Total liabilities	7,257,186			7,044,702
Tompkins Financial Corporation Shareholders’ equity	715,299			620,789
Noncontrolling interest	1,247			1,491
Total equity	716,546			622,280

Total liabilities and equity	$7,973,732			$7,666,982
Interest rate spread			2.15%			2.09%
Net interest income (TE)/margin on earning assets		56,597	2.93%		52,627	2.82%

Tax Equivalent Adjustment		(316)			(268)
Net interest income		$56,281			$52,359

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	December 31, 2024			December 31, 2023
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$14,052	$741	5.27%	$13,064	$674	5.16%
Securities1
U.S. Government securities	1,689,411	39,580	2.34%	1,920,678	32,432	1.69%
State and municipal[2]	88,414	2,254	2.55%	91,407	2,338	2.56%
Other securities	3,277	235	7.17%	3,272	229	6.99%
Total securities	1,781,102	42,069	2.36%	2,015,357	35,000	1.74%
FHLBNY and FRB stock	35,369	3,203	9.06%	22,284	1,697	7.63%
Total loans and leases, net of unearned income[2,3]	5,768,575	302,780	5.25%	5,357,699	261,144	4.87%
Total interest-earning assets	7,599,098	348,793	4.59%	7,408,404	298,515	4.03%
Other assets	276,241			233,268
Total assets	$7,875,339			$7,641,672
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,553,942	$64,647	1.82%	$3,697,780	$46,820	1.27%
Time deposits	1,017,532	39,336	3.87%	793,709	23,988	3.02%
Total interest-bearing deposits	4,571,474	103,983	2.27%	4,491,489	70,808	1.58%
Federal funds purchased & securities sold under agreements to repurchase	42,752	46	0.11%	55,773	58	0.10%
Other borrowings	638,721	32,443	5.08%	363,530	16,978	4.67%
Total interest-bearing liabilities	5,252,947	136,472	2.60%	4,910,792	87,844	1.79%
Noninterest bearing deposits	1,838,036			1,994,861
Accrued expenses and other liabilities	98,542			101,287
Total liabilities	7,189,525			7,006,940
Tompkins Financial Corporation Shareholders’ equity	684,417			633,267
Noncontrolling interest	1,397			1,465
Total equity	685,814			634,732

Total liabilities and equity	$7,875,339			$7,641,672
Interest rate spread			1.99%			2.24%
Net interest income (TE)/margin on earning assets		212,321	2.79%		210,671	2.84%

Tax Equivalent Adjustment		(1,219)			(1,157)
Net interest income		$211,102			$209,514

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-24	Sep-24	Jun-24	Mar-24	Dec-23	Dec-24
Securities	$1,544,762	$1,622,526	$1,630,654	$1,679,542	$1,729,838	$1,544,762
Total Loans	6,019,922	5,881,261	5,761,864	5,640,524	5,605,935	6,019,922
Allowance for credit losses	56,496	55,384	53,059	51,704	51,584	56,496
Total assets	8,109,080	8,006,427	7,869,522	7,778,034	7,819,749	8,109,080
Total deposits	6,471,805	6,577,896	6,285,896	6,449,616	6,399,847	6,471,805
Federal funds purchased and securities sold under agreements to repurchase	37,036	67,506	35,989	43,681	50,996	37,036
Other borrowings	790,247	539,327	773,627	522,600	602,100	790,247
Total common equity	713,444	719,855	674,630	667,906	668,522	713,444
Total equity	713,444	721,348	676,093	669,338	669,934	713,444

Average Balance Sheet
Average earning assets	$7,691,242	$7,638,314	$7,547,689	$7,517,705	$7,407,976	$7,599,098
Average assets	7,973,732	7,914,924	7,810,061	7,801,125	7,666,982	7,875,339
Average interest-bearing liabilities	5,311,044	5,277,988	5,215,003	5,206,836	5,020,544	5,252,947
Average equity	716,546	696,532	662,969	666,752	622,280	685,814

Share data
Weighted average shares outstanding (basic)	14,230,297	14,215,607	14,214,574	14,211,910	14,194,503	14,218,106
Weighted average shares outstanding (diluted)	14,312,497	14,283,255	14,239,626	14,238,357	14,246,024	14,268,443
Period-end shares outstanding	14,436,363	14,394,255	14,395,204	14,405,019	14,405,920	14,436,363
Common equity book value per share	$49.42	$50.01	$46.86	$46.37	$46.41	$49.42
Tangible book value per share (Non-GAAP)**	$42.93	$43.50	$40.35	$39.85	$39.88	$42.93
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$56,281	$53,193	$50,953	$50,675	$52,359	$211,102
Provision for credit loss expense	1,411	2,174	2,172	854	1,761	6,611
Noninterest income	20,829	23,385	21,776	22,137	18,850	88,127
Noninterest expense	49,966	49,877	49,942	49,857	51,300	199,642
Income tax expense	6,045	5,858	4,902	5,198	3,114	22,003
Net income attributable to Tompkins Financial Corporation	19,658	18,638	15,682	16,872	15,003	70,850
Noncontrolling interests	30	31	31	31	31	123
Basic earnings per share[4]	1.38	1.31	1.10	1.19	1.06	4.98
Diluted earnings per share[4]	1.37	1.30	1.10	1.18	1.05	4.97

Nonperforming Assets
Nonaccrual loans and leases	$50,548	$62,381	$62,253	$62,544	$62,165	$50,548
Loans and leases 90 days past due and accruing	323	193	215	151	101	323
Total nonperforming loans and leases	50,871	62,574	62,468	62,695	62,266	50,871
OREO	14,314	81	80	0	131	14,314
Total nonperforming assets	$65,185	$62,655	$62,548	$62,695	$62,397	$65,185

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Dec-24	Sep-24	Jun-24	Mar-24	Dec-23	Dec-24
Loans and leases 30-89 days past due and
accruing	$28,828	$7,031	$5,286	$8,015	$4,210	$28,828
Loans and leases 90 days past due and accruing	323	193	215	151	101	323
Total loans and leases past due and accruing	29,151	7,224	5,501	8,166	4,311	29,151

Allowance for Credit Losses
Balance at beginning of period	$55,384	$53,059	$51,704	$51,584	$49,336	$51,584
Provision for credit losses	1,969	3,237	1,864	348	2,658	$7,418
Net loan and lease charge-offs (recoveries)	857	912	509	228	410	$2,506
Allowance for credit losses at end of period	$56,496	$55,384	$53,059	$51,704	$51,584	$56,496

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,021	$3,084	$2,776	$2,270	$3,167	$2,270
(Credit) provision for credit losses	(558)	(1,063)	308	506	(897)	$(807)
Allowance for credit losses at end of period	$1,463	$2,021	$3,084	$2,776	$2,270	$1,463

Loan Classification - Total Portfolio
Special Mention	$36,923	$58,758	$48,712	$46,302	$50,368	$36,923
Substandard	74,163	67,261	67,509	72,412	72,717	74,163

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.85%	1.06%	1.08%	1.11%	1.11%	0.85%
Nonperforming assets/total assets	0.80%	0.78%	0.79%	0.81%	0.80%	0.80%
Allowance for credit losses/total loans and leases	0.94%	0.94%	0.92%	0.92%	0.92%	0.94%
Allowance/nonperforming loans and leases	111.06%	88.51%	84.94%	82.47%	82.84%	111.06%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.06%	0.06%	0.04%	0.02%	0.03%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	9.27%	9.19%	9.15%	9.08%	9.08%	9.27%
Total Capital (to risk-weighted assets)	13.07%	13.21%	13.26%	13.43%	13.36%	13.07%

Profitability (period-end)
Return on average assets *	0.98%	0.94%	0.81%	0.87%	0.78%	0.90%
Return on average equity *	10.91%	10.65%	9.51%	10.18%	9.56%	10.33%
Net interest margin (TE) *	2.93%	2.79%	2.73%	2.73%	2.82%	2.79%
Average yield on interest-earning assets*	4.67%	4.66%	4.56%	4.47%	4.34%	4.59%
Average cost of deposits*	1.67%	1.67%	1.61%	1.54%	1.43%	1.62%
Average cost of funds*	1.88%	2.01%	1.96%	1.86%	1.62%	1.92%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Dec-24	Sep-24	Jun-24	Mar-24	Dec-23	Dec-24
Common equity book value per share (GAAP)	$49.42	$50.01	$46.86	$46.37	$46.41	$49.42
Total common equity	$713,444	$719,855	$674,630	$667,906	$668,522	$713,444
Less: Goodwill and intangibles	93,670	93,760	93,847	93,926	94,003	93,670
Tangible common equity (Non-GAAP)	619,774	626,095	580,783	573,980	574,519	619,774
Ending shares outstanding	14,436,363	14,394,255	14,395,204	14,405,019	14,405,920	14,436,363
Tangible book value per share (Non-GAAP)	$42.93	$43.50	$40.35	$39.85	$39.88	$42.93

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2024 and 2023 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.